UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 24, 2016

LEXMARK INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14050	06-1308215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky 40550
(Address of Principal Executive Offices) (Zip Code)

(859) 232-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On March 24, 2016, Lexmark International, Inc., a Delaware corporation (the “Company”), entered into Amendment No. 4 (“Amendment No. 4”) to the Credit Agreement, dated January 18, 2012 (the “Credit Agreement”) by and among the Company, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and each financial institution signatory thereto.  Amendment No. 4 is effective as of March 24, 2016 and for purposes of calculating the minimum interest coverage ratio, the maximum leverage ratio and the maximum permitted indebtedness of the Company revises the definition of “Consolidated EBITDA” to reduce the impact on Consolidated EBITDA of certain cash restructuring charges incurred by the Company prior to September 30, 2016.

The foregoing description of Amendment No. 4 is a summary only, does not purport to be complete and is qualified in its entirety by reference to the full text of such Amendment, a copy of which is filed hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits
	Exhibit No.	Description of Exhibit
	10.1	Amendment No. 4 to Credit Agreement, dated as of March 24, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexmark International, Inc.
(Registrant)

March 25, 2016	By:	/s/ Robert J. Patton
Robert J. Patton
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amendment No. 4 to Credit Agreement, dated as of March 24, 2016.